AMENDMENT No. 15 to

ADMINISTRATION

AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of May 23, 2023, to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended ("Agreement") by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a "Trust" and, together, the "Trusts") on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a "Fund" and, together, the "Funds") in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. ("VCM"), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to

(1) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.For ease of reference, the term "Trust" as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

3.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule D, individually and not jointly

By:	/s/ James De Vries

Name: James De Vries

Title: President

VICTORY VARIABLE INSURANCE FUNDS,

on behalf of each Fund listed on Schedule D, individually and not jointly

By:	/s/ James De Vries

Name: James De Vries

Title: President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule D, individually and not jointly

By:	/s/ James De Vries

Name: James De Vries

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and

Chief Administrative Officer

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Fund

Victory Floating Rate Fund

Victory Global Energy Transition Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory Fund for Income*

Victory Investment Grade Convertible Fund*

Victory Low Duration Bond*

Victory Total Return Bond Fund *

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sophus Emerging Markets Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory THB US Small Opportunities Fund

Victory Trivalent International Fund – Core Equity Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series Victory RS International VIP Series Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series Victory 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF VictoryShares Dividend Accelerator ETF

VictoryShares International High Div Volatility Wtd ETF VictoryShares International Volatility Wtd ETF VictoryShares Core Intermediate Bond ETF VictoryShares Core Short-Term Bond ETF VictoryShares Emerging Markets Value Momentum ETF VictoryShares International Value Momentum ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares US Value Momentum ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares US Small Cap Volatility Wtd ETF VictoryShares Nasdaq Next 50 ETF

VictoryShares Core Plus Intermediate Bond ETF VictoryShares Corporate Bond ETF

VictoryShares THB Mid Cap ESG ETF VictoryShares WestEnd US Sector ETF VictoryShares Free Cash Flow ETF VictoryShares Small Cap Free Cash Flow ETF

* Pending name change effective September 1, 2023